EXHIBIT 99.1

THE EASTERN COMPANY REPORTS THIRD QUARTER 2023 RESULTS

•	Impact of new operational transformation program evident in working capital improvement, margin improvement and an increase in EPS from continuing operations sequentially.

•	Gross margin as a percentage of sales improved to 24.9% in the third quarter of 2023 from 22.2% in the second quarter of 2023.

•

Cash flow from operations for the nine months ended September 30, 2023 increased $19.6 million compared to the same period in 2022, enabling record debt paydown of $15.2 million during the first nine months of 2023.

•

EPS from continuing operations was $0.49 per share in the third quarter of 2023 compared to $0.22 in the second quarter of 2023, an increase of 123%. Adjusted EPS increased 23% to $0.49 per share in Q3 2023 from $0.40 per share in Q2 2023

SHELTON, CT – November 7, 2023 - The Eastern Company (“Eastern”) (NASDAQ:EML), an industrial manufacturer of unique engineered solutions serving commercial transportation, logistics, and other industrial markets, today announced the results of operations for the third fiscal quarter ended September 30, 2023.

President and CEO Mark Hernandez commented, “Eastern’s new leadership team has been driving ahead with the operational transformation program we began implementing in early 2023 to enhance the Company’s operating efficiency, reduce costs and strengthen its focus on delivering value to shareholders. As we expected, the positive impact of these efforts is becoming increasingly evident in the Company’s financial results.

“In particular, our improvement in gross margin as a percentage of net sales -- which, on a sequential quarter basis, rose 270 basis points from Q2 2023 to 24.9% in Q3 2023 -- reflects the success of our product repricing program. We have been systematically working with our commercial vehicle and automotive customers to recover increases in raw materials, freight costs, and tariffs on our legacy products and have now completed this process and fully transitioned from old to new pricing structure. The positive impact of our repricing strategy is clearly evident in the substantial increases in Eastern’s earnings per share on a sequential basis. In addition, we did encounter some headwinds in sales during the third quarter, however, backlog did increase 4% year-over-year due to new product launches by our automotive customers and order flow has picked up while global supply chain dynamics have returned to their pre-pandemic state.”

Mr. Hernandez added, “Our balance sheet continues to strengthen. During the first nine months of 2023 we increased our cash flow from operations by $19.6 million compared to last year’s period. We used this cash flow to pay down another $5 million in debt during the third quarter, reaching a record debt paydown of $15.2 million for the year to date. As part of our disciplined operations strategy, we have been aggressively paying down debt to increase our capacity for our fourth pillar of adding accretive acquisitions to Eastern’s portfolio of companies. At the end of the third quarter, our senior net leverage ratio was 1.85 to 1.”

“The four-pronged strategy we developed early this year, based on disciplined operations, optimum capital utilization, focused commercial business, and value-adding acquisitions, continues to guide all our actions. Within our three operating divisions we have been taking many steps to become more efficient and optimize performance. We look forward to capitalizing on these actions as well as the positive trends in our industry and the impact of our repricing strategy in the year’s final quarter.”

Third Quarter and Nine Months Ended September 30, 2023 Financial Results

Net sales in the third quarter of 2023 decreased 8% to $65.6 million from $71.6 million in the corresponding period in 2022. Net sales for the first nine months of 2023 decreased 2% to $206.5 million from $210.2 million in the same period last year. Sales declined in both the third quarter of 2023 and first nine months of 2023 primarily due to lower demand for truck accessories and returnable transport packaging products. Our backlog as of September 30, 2023 increased 4% to $89.4 million from $85.7 million as of October 1, 2022.

3 ENTERPRISE DRIVE, SUITE 408, SHELTON, CONNECTICUT  06484

PHONE (203) 729 - 2255  *  FAX (203) 723 - 8653  *  WWW.EASTERNCOMPANY.COM

Gross margin as a percentage of sales was 25% in the third quarter and 23% in the first nine months of 2023 compared to 23% in the third quarter and 22% in the first nine months of fiscal 2022. Our gross margins in the third quarter and first nine months of 2023 reflect the impact of price increases to customers to recover increases in raw material costs.

Selling, general and administrative expenses decreased $0.4 million, or 4%, in the third quarter of 2023 when compared to the third quarter of 2022 primarily due to lower legal, professional, and selling costs and payroll-related expenses. Selling, general and administrative expenses increased $2.8 million, or 9% in the first nine months of 2023 when compared to the corresponding periods in 2022 primarily due to severance and other accrued compensation expenses of $1.8 million related to the elimination of the chief operating officer position and the departure of our previous chief executive officer during the first quarter of 2023 and legal, professional, and selling costs and payroll-related expenses during the first six months of 2023. The increase in selling expenses reflects our investments in sales capabilities and a change in management personnel.

Other income decreased $1.3 million in the third quarter of 2023 and decreased $2.6 million in the first nine months of 2023 compared to the corresponding periods in 2022. The decrease in other income of $1.3 million in the third quarter of 2023 was primarily driven by unfavorable pension costs of $0.3 million in the third quarter of 2023, while in the third quarter of 2022 the Company had a favorable pension cost adjustment of $0.4 million, and a $0.6 million gain on the sale of the Company’s corporate office building in the third quarter of 2022. The decrease in other income of $2.6 million for the first nine months of 2023 when compared to the corresponding period in 2022 was primarily driven by unfavorable pension costs of $0.9 million for the first nine months of 2023, while in the first nine months of 2022 the Company had favorable pension cost adjustments of $1.3 million, $1.4 million expense associated with the closure of Associated Toolmakers, Ltd. in the second quarter of 2023, an unfavorable working capital adjustment of $0.4 million in the first quarter of 2023 related to the sale of the Greenwald business, partially offset by a $1.6 million favorable adjustment for the final settlement of our swap agreement with Santander in the second quarter of 2023, while in the first quarter of 2022 the Company had a loss on the sale of the Wheeling, IL building of $0.3 million and a gain of $0.6 million on the sale of the Company’s corporate office building in the third quarter of 2022.

Net income from continuing operations for the third quarter of fiscal 2023 was $3.1 million, or $0.49 per diluted share compared to net income from continuing operations of $4.5 million, or $0.72 per diluted share, for the comparable period in 2022. In the first nine months of 2023 net income from continuing operations was $5.1 million, or $0.81 per diluted share, compared to net income from continuing operations of $10.9 million, or $1.74 per diluted share, for the comparable period in 2022.

Adjusted net income from continuing operations (a non-GAAP measure) for the third quarter of fiscal 2023 was $3.1 million, or $0.49 per diluted share, compared to adjusted net income from continuing operations of $4.0 million, or $0.65 per diluted share, for the comparable period in 2022. For the nine months ended September 30, 2023, adjusted net income from continuing operations was $7.8 million, or $1.24 per diluted share, compared to $10.6 million, or $1.70 per diluted share, for the comparable period in 2022. Adjusted EBITDA from continuing operations (a non-GAAP measure) for the third quarter of fiscal 2023 was 7.0 million compared to adjusted EBITDA from continuing operations of $7.7 million for the third quarter of 2022. For the nine months ended September 30, 2023, adjusted EBITDA from continuing operations was $18.4 million compared to adjusted EBITDA from continuing operations of $21.0 million for the corresponding period of 2022. See “Non-GAAP Financial Measures” below and the reconciliation table accompanying this release.

Conference Call and Webcast

The Eastern Company will host a conference call to discuss its results for the third quarter of 2023 and other matters on Wednesday, November 8, 2023, at 11:00 AM Eastern Time. Participants can access the conference call by phone at 877-545-0320 (toll-free in the US and Canada) or 973-528-0002 (international), using access code 651078. Participants can also join via the web at https://www.webcaster4.com/Webcast/Page/1757/49220.

About The Eastern Company

The Eastern Company manages industrial businesses that design, manufacture and sell unique engineered solutions to markets. Eastern’s businesses operate in industries that offer long-term macroeconomic growth opportunities. The Company operates from locations in the U.S., Canada, Mexico, Taiwan, and China. More information on the Company can be found at www.easterncompany.com.

2

Safe Harbor for Forward-Looking Statements

Statements contained in this release that are not based on historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “would,” “should,” “could,” “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” “plan,” “potential,” “opportunities,” or similar terms or variations of those terms or the negative of those terms. There are many factors that affect the Company’s business and the results of its operations and that may cause the actual results of operations in future periods to differ materially from those currently expected or anticipated. These factors include the impact of the COVID-19 pandemic and resulting economic effects, the impact of higher raw material and component costs and cost inflation, supply chain disruptions and shortages, particularly with respect to steel, plastics, scrap iron, zinc, copper and electronic components, rising interest rates, delays in delivery of our products to our customers, the impact of global economic conditions on demand for our products, including the impact, length and degree of economic downturns on the customers and markets we serve, reductions in production levels, the availability, terms and cost of financing, including borrowings under credit arrangements or agreements, the potential impact of bank failures on our ability to access financing or capital markets, and the impact of market conditions on pension plan funded status. Other factors include, but are not limited to: restrictions on operating flexibility imposed by the agreement governing our credit facility; risks associated with doing business overseas, including fluctuations in exchange rates and the inability to repatriate foreign cash, the impact on cost structure and on economic conditions as a result of actual and threatened increases in trade tariffs and the impact of political, economic and social instability;  the inability to achieve the savings expected from global sourcing of materials; lower-cost competition; our ability to design, introduce and sell new or updated products and related components; market acceptance of our products; the inability to attain expected benefits from acquisitions or the inability to effectively integrate such acquisitions and achieve expected synergies; domestic and international economic conditions, and more specifically conditions in the automotive, construction, aerospace, energy, oil and gas, transportation, electronic, and general industrial markets; costs and liabilities associated with environmental compliance; the impact of climate change; military conflict (including the Russia/Ukraine conflict, the conflict in Israel and surrounding areas, the possible expansion of such conflicts and geopolitical consequences) or terrorist threats and the possible responses by the U.S. and foreign governments; failure to protect our intellectual property; cyberattacks; materially adverse or unanticipated legal judgments, fines, penalties or settlements; and other risks identified and discussed in Item 1A, Risk Factors, and Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on March 14, 2023, and that may be identified from time to time in our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC. Although the Company believes it has an appropriate business strategy and the resources necessary for its operations, future revenue and margin trends cannot be reliably predicted and the Company may alter its business strategies to address changing conditions. Also, the Company makes estimates and assumptions that may materially affect reported amounts and disclosures. These relate to valuation allowances for accounts receivable and excess and obsolete inventories, accruals for pensions and other postretirement benefits (including forecasted future cost increases and returns on plan assets), provisions for depreciation (estimating useful lives), uncertain tax positions, and, on occasion, accruals for contingent losses. The Company undertakes no obligation to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except as required by law.

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Non-GAAP Financial Measures

The non-GAAP financial measures we provide in this release should be viewed in addition to, and not as an alternative for, results prepared in accordance with U.S. GAAP.

To supplement the consolidated financial statements prepared in accordance with U.S. GAAP, we have presented Adjusted Net Income from Continuing Operations, Adjusted Earnings Per Share from Continuing Operations and Adjusted EBITDA from Continuing Operations, which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable U.S. GAAP financial measures, such as net sales, net income from continuing operations, diluted earnings per share from continuing operations, or other measures prescribed by U.S. GAAP, and there are limitations to using non-GAAP financial measures.

Adjusted Net Income from Continuing Operations is defined as net income from continuing operations excluding, when incurred, gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs.  Adjusted Net Income from Continuing Operations is a tool that can assist management and investors in comparing our performance on a consistent basis across periods by removing the impact of certain items that management believes do not directly reflect our underlying operating performance.

Adjusted Earnings Per Share from Continuing Operations is defined as earnings per share from continuing operations excluding, when incurred, certain per share gains or losses that we do not believe reflect our ongoing operations, including, for example, the impacts of impairment losses, gains/losses on the sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring costs.  We believe that Adjusted Earnings Per Diluted Share from Continuing Operations provides important comparability of underlying operational results, allowing investors and management to access operating performance on a consistent basis from period to period.

Adjusted EBITDA from Continuing Operations is defined as net income from continuing operations before interest expense, provision for income taxes, and depreciation and amortization and excluding, when incurred, the impacts of certain losses or gains that we do not believe reflect our ongoing operations, including, for example, impairment losses, gains/losses on sale of subsidiaries, property and facilities, transaction expenses primarily relating to acquisitions and divestitures, factory start-up costs, factory relocation expenses, executive severance, and restructuring expenses.  Adjusted EBITDA from Continuing Operations is a tool that can assist management and investors in comparing our performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our underlying operations.

Management uses such measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. These financial measures should not be considered in isolation from, or as a replacement for, U.S. GAAP financial measures.

We believe that presenting non-GAAP financial measures in addition to U.S. GAAP financial measures provides investors greater transparency to the information used by our management for its financial and operational decision-making. We further believe that providing this information better enables our investors to understand our operating performance and to evaluate the methodology used by management to evaluate and measure such performance.

Investor Relations Contacts

The Eastern Company

Mark Hernandez or Nicholas Vlahos

203-729-2255

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THE EASTERN COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net sales	$65,635,680	$71,636,746	$206,468,838	$210,191,448
Cost of products sold	(49,260,313)	(55,056,160)	(159,447,930)	(163,047,360)
Gross margin	16,375,367	16,580,586	47,020,908	47,144,088

Product development expense	(1,425,159)	(1,011,961)	(4,257,468)	(3,168,333)
Selling general and administrative expenses	(9,700,342)	(10,121,683)	(32,927,015)	(30,129,112)
Operating profit	5,249,866	5,446,942	9,836,425	13,846,643

Interest expense	(1,067,779)	(645,773)	(2,574,890)	(1,583,894)
Other (expense) income	(135,839)	1,118,453	(514,357)	2,118,783
Income from continuing operations before income taxes	4,046,248	5,919,622	6,747,178	14,381,532

Income tax expense	(984,289)	(1,423,363)	(1,678,698)	(3,498,365)
Net income from continuing operations	3,061,959	4,496,259	5,068,480	10,883,167

Discontinued Operations (see Note B)
Gain from operations of discontinued operations	-	495,820	-	1,426,569
Income tax expense	-	(133,500)	-	(384,104)
Gain from discontinued operations	-	362,320	-	1,042,465

Net income	$3,061,959	$4,858,579	$5,068,480	$11,925,632

Earnings per share from continuing operations:
Basic	$0.49	$0.72	$0.81	$1.75

Diluted	$0.49	$0.72	$0.81	$1.74

Earnings per share from discontinued operations:
Basic	$-	$0.06	$-	$0.17

Diluted	$-	$0.06	$-	$0.17

Total earnings per share:
Basic	$0.49	$0.78	$0.81	$1.92

Diluted	$0.49	$0.78	$0.81	$1.91

Cash dividends per share:	$0.11	$0.11	$0.33	$0.33

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THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$9,540,786	$10,187,522
Accounts receivable, less allowances: 2023 - $718,568; 2022 - $677,000	42,838,864	42,886,250
Inventories	60,648,599	64,636,591
Current portion of notes receivable	570,696	1,006,421
Prepaid expenses and other assets	5,876,920	6,598,774
Total Current Assets	119,475,865	125,315,558

Property, Plant and Equipment	60,077,603	56,112,889
Accumulated depreciation	(32,088,351)	(30,000,797)
Property, Plant and Equipment, Net	27,989,252	26,112,092

Goodwill	70,764,166	70,777,459
Trademarks	5,514,890	5,514,886
Patents and other intangibles net of accumulated amortization	16,080,034	18,819,897
Long term notes receivable, less current portion	446,627	2,276,631
Deferred Income Taxes	657,607	488,989
Right of Use Assets	15,796,743	12,217,521
Total Other Assets	109,260,067	110,095,383

TOTAL ASSETS	$256,725,184	$261,523,033

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THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2023	December 31, 2022
	(unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$30,257,077	$27,638,317
Accrued compensation	4,205,484	3,327,832
Other accrued expenses	4,830,717	3,944,964
Current portion of operating lease liability	3,540,157	3,059,547
Current portion of finance lease liability	150,362	-
Current portion of long-term debt	3,000,000	9,010,793
Total Current Liabilities	45,983,797	46,981,453

Other long-term liabilities	754,763	754,762
Operating lease liability, less current portion	12,256,587	9,195,205
Finance lease liability, less current portion	792,484	-
Long-term debt, less current portion	45,661,186	55,136,231
Accrued postretirement benefits	672,064	666,222
Accrued pension cost	21,958,215	22,174,465
Total Liabilities	128,079,096	134,908,338

Shareholders’ Equity
Voting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Nonvoting Preferred Stock, no par value:
Authorized and unissued: 1,000,000 shares
Common Stock, no par value, Authorized: 50,000,000 shares	33,737,465	33,586,165
Issued: 9,086,096 shares in 2023 and 9,056,421 shares in 2022
Outstanding: 6,238,413 shares in 2023 and 6,221,976 shares in 2022
Treasury Stock: 2,847,683 shares in 2023 and 2,834,445 shares in 2022	(22,790,230)	(22,544,684)
Retained earnings	141,985,268	138,985,852
Accumulated other comprehensive loss:
Foreign currency translation	(1,323,007)	(1,140,978)
Unrealized gain on interest rate swap, net of tax	-	1,449,754
Unrecognized net pension and postretirement benefit costs, net of tax	(22,963,408)	(23,721,414)
Accumulated other comprehensive loss	(24,286,415)	(23,412,638)
Total Shareholders’ Equity	128,646,088	126,614,695
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$256,725,184	$261,523,033

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THE EASTERN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	September 30, 2023	October 1, 2022
Operating Activities
Net income	$5,068,480	$11,925,632
Less: gain from discontinued operations	-	1,042,465
Income from continuing operations	$5,068,480	$10,883,167
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	5,471,633	5,389,394
Unrecognized pension and postretirement benefits	635,677	(477,560)
Loss (Gain) on sale of equipment and other assets	331,474	(345,718)
Provision for doubtful accounts	(88,353)	35,000
Stock compensation expense	151,300	699,454
Changes in operating assets and liabilities:
Accounts receivable	116,025	(8,008,687)
Inventories	4,628,294	(5,217,395)
Prepaid expenses and other	888,342	(1,082,483)
Other assets	190,216	340,925
Accounts payable	1,499,401	(537,072)
Accrued compensation	476,714	(957,022)
Other accrued expenses	(119,557)	(1,046,094)
Net cash provided by (used in) operating activities	19,249,646	(324,091)

Investing Activities
Business Acquisition	(547,638)	—
Issuance of Notes Receivable	—	(400,000)
Payments received from notes receivable	2,265,730	748,148
Proceeds from sale of equipment	—	2,171,073
Purchases of property, plant, and equipment	(4,718,673)	(1,734,553)
Net cash (used in) provided by investing activities	(3,000,581)	784,668

Financing Activities
Principal payments on long-term debt	(74,919,004)	(5,688,866)
Principal payments on short-term borrowings (revolver)	(300,029)	(1,000,000)
Proceeds from short term borrowings (revolver)	—	10,000,000
Proceeds from new long-term debt financing	60,000,000	—
Financing leases, net	674,558	(161,906)
Purchase common stock for treasury	(245,546)	(1,637,072)
Dividends paid	(2,069,043)	(2,054,875)
Net cash used in financing activities	(16,859,064)	(542,719)

Discontinued Operations
Cash used in operating activities	-	(610,887)
Cash used in discontinued operations	-	(610,887)

Effect of exchange rate changes on cash	(36,737)	(257,093)
Net change in cash and cash equivalents	(646,737)	(950,122)

Cash and cash equivalents at beginning of period	10,187,522	6,602,429
Cash and cash equivalents at end of period ¹	$9,540,786	$5,652,307

Supplemental disclosure of cash flow information:
Interest	$2,482,362	$1,753,699
Income taxes	1,321,170	3,197,375

Non-cash investing and financing activities
Right of use asset	$3,579,222	$1,743,518
Lease liability	(4,484,838)	(1,608,530)

¹ includes cash from assets held for sale of $0.4 million as of October 1, 2022

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Reconciliation of Non-GAAP Measures
Adjusted Net Income and EPS from Continuing Operations Calculation
For the Three and Nine Months ended September 30, 2023 and October 1, 2022
($000's)

	Three Months Ended			Nine Months Ended
	September 30, 2023	October 1, 2022		September 30, 2023	October1, 2022
Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$3,062	$4,496		$5,068	$10,883

Earnings per share from continuing operations as reported under generally accepted accounting principles (GAAP):

Basic	$0.49	$0.72		$0.81	$1.75
Diluted	$0.49	$0.72		$0.81	$1.74

Adjustments:
Loss on sale of Wheeling, IL building, net of tax	-	-		-	202	A
Gain on sale of Eastern corporate office building, net of tax	-	(474	)B	-	(474	)B
Severance and accrued compensation, net of tax	-	-		1,349	C-
Greenwald final sale adjustment		-		293	D-
Associated Toolmakers, Ltd. closure, net of tax		-		1,086	E-
Total adjustments (non-GAAP)	$-	$(474)		$2,728	$(272)

Adjusted net income from continuing operations	$3,062	$4,022		$7,796	$10,611

Adjusted earnings per share from continuing operations (non-GAAP):

Basic	$0.49	$0.65		$1.25	$1.70
Diluted	$0.49	$0.65		$1.24	$1.70

A) Loss on sale of building in Wheeling, IL
B) Gain on sale of Eastern corporate office building
C) Severance expenses associated with accrued compensation and severance related to the elimination of the Chief Operating Officer position and the departure of the former Chief Executive Officer
D) Final settlement of working capital adjustment associated with Greenwald sale
E) Associated Toolmakers, Ltd. closure costs

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Reconciliation of Non-GAAP Measures
Adjusted EBITDA from Continuing Operations Calculation
For the Three and Nine Months ended September 30, 2023 and October 1, 2022
($000's)

	Three Months Ended			Nine Months Ended
	September 30, 2023	October 1, 2022		September 30, 2023		October 1, 2022

Net income from continuing operations as reported per generally accepted accounting principles (GAAP)	$3,062	$4,496		$5,068		$10,883

Interest expense	1,068	646		2,575		1,584
Provision for income taxes	984	1,423		1,679		3,498
Depreciation and amortization	1,851	1,756		5,472		5,389
Loss on sale of Wheeling, IL building	-	-		-		269	A
Gain on sale of Eastern corporate office building	-	(624	)B	-		(624	)B
Severance and accrued compensation	-	-		1,799	C	-
Greenwald final sale adjustment	-	-		390	D	-
Associated Toolmakers, Ltd. closure, net of tax	-	-		1,448	E	-
Adjusted EBITDA from continuing operations	$6,965	$7,697		$18,431		$20,999

A) Loss on sale of building in Wheeling, IL
B) Gain on sale of Eastern corporate office building
C) Severance expenses associated with accrued compensation and severance related to the elimination of the Chief Operating Officer position and the departure of the former Chief Executive Officer
D) Final settlement of working capital adjustment associated with Greenwald sale
E) Associated Toolmakers, Ltd. closure costs

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